SUBSTITUTE POWER OF ATTORNEY

Pursuant to a written limited
 power of attorney,
a copy of which was
 previously filed
(the "Power of Attorney"),
 the undersigned,
Scott Siamas,  has been
constituted and appointed
 true and lawful
attorney-in-fact and agent
, with full power of
substitution and resubstitution,
 to do and perform every
 act and thing whatsoever
requisite, necessary, or
 proper to be done in the
exercise of the rights and
 powers granted in said Power
of Attorney, by the following individuals:

BENIOFF, MARC
HARRIS, PARKER
HYDER, BRENT
PATTERSON, GAVIN
TALLAPRAGADA, SRINIVAS
TAYLOR, BRET
WEAVER, AMY

CONWAY, CRAIG
HASSENFELD, ALAN
KROES, NEELIE
ROBERTSON, SANFORD
ROOS, JOHN V.
WASHINGTON, ROBIN
WEBB, MAYNARD
WOJCICKI, SUSAN

Know all by these presents,
 that, pursuant to the powers
 granted to the undersigned
in the Power of Attorney,
the undersigned hereby
constitutes and appoints each
of Ariel Gaknoki, Katherine Huynh,
 and Brendan Brown as a substitute
 to the undersigned attorney-in-fact,
 with full power of substitution or
 resubstitution, and with full power
 and authority to do and perform every
 act and thing whatsoever requisite,
 necessary, or proper to be done in
 the exercise of the rights and powers
 granted to the undersigned in said
 Power of Attorney.  For the avoidance
 of doubt, the foregoing appointment
 shall not serve as a revocation of
 the powers granted to the
undersigned himself in the Power of Attorney.

This Substitute Power of Attorney
shall remain in full force and effect
 unless and until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned
 has caused this Substitute Power of
Attorney to be executed as of this 25th day of March, 2022.




Signature: /s/ Scott Siamas
Name:  Scott Siamas